Exhibit 10.4

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) will be effective immediately prior to the closing of the initial public offering of Premier, Inc., a newly formed Delaware corporation (“Premier”) (the “Effective Date”), and is made by and among Premier, Premier Purchasing Partners, L.P., a California limited partnership (together with its successors and assigns, “Premier LP”), and the Limited Partners (as such term is defined below) of Premier LP listed on Schedule I hereto from time to time party hereto.

WHEREAS, following the proposed reorganization (the “Reorganization”) of Premier LP and its affiliates, Premier intends to consummate an initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”);

WHEREAS, in connection with the IPO, Premier will purchase Class A Common Units in Premier LP (the “Class A Common Units”), including both newly issued Class A Common Units from Premier LP and then-outstanding Class B Common Units in Premier LP (the “Class B Common Units” and, together with the Class A Common Units, the “Units”) (which, pursuant to Section 3.2(a) of the LP Agreement (as such term is defined below) will be converted into Class A Common Units when acquired by Premier) acquired from the Limited Partners and from Premier Healthcare Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of Premier LP, and Premier Services, LLC, a Delaware limited liability company and a wholly owned subsidiary of Premier which will become the general partner of Premier LP following the Reorganization;

WHEREAS, Premier intends to have its ownership of Class A Common Units increased over time and agrees to permit the holders of Class B Common Units (the “Limited Partners”) and Class B Common Stock, par value $0.000001 per share, of Premier (the “Class B Common Stock”), subject to the exchange limitations set forth in the LP Agreement, to transfer their Class B Common Units to Premier at the times specified herein and concurrently surrender the corresponding shares of Class B Common Stock in exchange for the consideration specified herein; and

WHEREAS, the parties hereto desire that this Agreement govern the terms and conditions for the exchange of Class B Common Units for Class A Common Stock, cash or a combination of both, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.           Definitions.

The following terms shall, for purposes of this Agreement, have the following meanings:

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Deemed Per-Unit Value of the Class B Common Units” means the deemed value of each Class B Common Unit based on the market value (the “Fair Market Value”) of one share of Class A Common Stock determined as follows:

(a)           If Class A Common Stock is then traded on a national securities exchange, then such Fair Market Value shall be the average of the closing prices of a share of such Class A Common Stock on such exchange over the 20 trading days ending three days prior to the Exchange Notice Date (as such term is defined below) (the “Determination Date”);

(b)           If Class A Common Stock is then traded on the over-the-counter system, then such Fair Market Value shall be the average of the closing bid and ask prices of a share of such Class A Common Stock over the 20 trading days prior to the Determination Date; and

(c)           If there is then no public market for Class A Common Stock, then such Fair Market Value shall be the highest price per share which could be obtained from a willing buyer (not a current employee or director) for a share of Class A Common Stock sold from authorized but unissued shares, as determined in good faith by Premier;

provided, however, that if Premier LP shall be party to a merger or other consolidation in which Premier LP is not the surviving party, the Fair Market Value of each Class B Common Unit shall be deemed to be the value received by the holders of the Class B Common Units for each such Class B Common Unit pursuant to such merger or other consolidation.

If closing prices or closing bid and ask prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid and ask price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

“Exchanging Limited Partners” means Limited Partners which deliver an Exchange Notice pursuant to the terms of Section 2.2 of this Agreement.

“First Quarterly Exchange Date” means the date that is the one-year anniversary of the last day of the calendar month in which Premier consummates the IPO.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Exchange Act.

“LP Agreement” means the Amended and Restated Limited Partnership Agreement, to be entered into among Premier LP, Premier Services, LLC, as general partner, and each of the Limited Partners party thereto, as amended from time to time.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization of any nature whatsoever or any Group of two or more of the foregoing.

“Pro Rata Share” means (a) for the purpose of Section 2.2, for any Limited Partner, the percentage equal to (x) the number of Class B Common Units beneficially owned by such Limited Partner divided by (y) the total number of Class B Common Units outstanding less the number of Class B Common Units subject to an Exchange Notice or otherwise subject to Exchange on the Quarterly Exchange Date pursuant to the Agreement and (b) for the purpose of Section 2.2(b), for any Participating Limited Partner, the percentage equal to (x) the number of Class B Common Units beneficially owned by such Participating Limited Partner divided by (y) the total number of Class B Common Units beneficially owned by all of the Participating Limited Partners.

“Quarterly Exchange Date” means the First Quarterly Exchange Date and the last day of each sequential three-month period thereafter.

“Registration Rights Agreement” means the Registration Rights Agreement of even date herewith between Premier and the Limited Partners from time to time party thereto.

“ROFR Unit Price” means the Deemed Per-Unit Value of the Class B Common Units plus the TRA Payments Present Value for such Class B Common Units.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated of even date herewith, among Premier and the Limited Partners from time to time party thereto.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by Premier to act as registrar and transfer agent for the Class A Common Stock.

“TRA Payments Present Value” means, for each Class B Common Unit, the amount the holder of such Class B Common Unit would receive with respect to such Class B Common Unit under Section 4.3 of the Tax Receivable Agreement, determined as if the date of the Exchange Notice were the Early Termination Date (as defined in the Tax Receivable Agreement).

ARTICLE II
EXCHANGE OF PREMIER LP UNITS

Section 2.1.           Exchange of Premier LP Units.

(a)           Beginning with the First Quarterly Exchange Date, subject to the exchange limitations set forth in the LP Agreement, including, without limitation, vesting of the Limited Partner’s right to exchange Class B Common Units, each Limited Partner shall be entitled (or in the case of a Terminating Limited Partner, as defined in the LP Agreement, shall be required) to exchange (any such exchange, an “Exchange”) Class B Common Units held by such Limited Partner on any Quarterly Exchange Date for (at the option of Premier) any of (i) the delivery by Premier of a number of shares of Class A Common Stock equal to the number of Class B Common Units offered by such Limited Partner (with such one-to-one exchange ratio subject to adjustment pursuant to Section 2.4 below), (ii) cash in an amount equal to the Fair Market Value of the Class A Common Stock such Limited Partner would receive pursuant to (i) above or (iii) a combination of Class A Common Stock (on a one-for-one basis) and the balance in cash (at Fair Market Value).

(b)           On each Quarterly Exchange Date (and in accordance with the terms of this Agreement) (i) in conjunction with an exchange of Class B Common Units, an Exchanging Limited Partner shall deliver or cause to be delivered to Premier, an equal number of Class B Common Units and shares of Class B Common Stock, (ii) such Limited Partner shall be treated for all purposes as having become the record holder of the issued Class A Common Stock, if any, and (iii) such Limited Partner’s right to receive cash, if any, shall vest with the Limited Partner.

Section 2.2.           Exchange Procedures and Right of First Refusal.

(a)           A Limited Partner may exercise the right to exchange Class B Common Units as set forth in Section 2.1 above by providing to Premier a written notice of Exchange, substantially in the form of Exhibit A hereto (the “Exchange Notice”), at least 30 Business Days prior to the Quarterly Exchange Date (or 55 Business Days prior to a Quarterly Exchange Date in conjunction with a Company-Directed Offering (as such term is defined in the Registration Rights Agreement)) (such date that is 30 Business Days prior to the Quarterly Exchange Date (or 55 Business Days prior to a Quarterly Exchange Date in conjunction with a Company-Directed Offering) is referred to as the “Exchange Notice Date”) with respect to which such Limited Partner intends to Exchange or within such shorter period of time as may be agreed by Premier and the Exchanging Limited Partner (so long as other Limited Partners are not prejudiced thereby).  The Exchange Notice shall be duly executed by the Exchanging Limited Partner and delivered in accordance with Section 3.2 of this Agreement.  At least 25 Business Days (or 50 Business Days in conjunction with a Company-Directed Offering) prior to such Quarterly Exchange Date, Premier shall give written notice (the “Limited Partners’ Notice”) to all Limited Partners (“Eligible Limited Partners”) that have not provided an Exchange Notice to Premier or otherwise requested an Exchange with respect to such Quarterly Exchange Date (only such Limited Partners shall have the right of first refusal as set forth herein), setting forth the number of Class B Common Units subject to an Exchange Notice and the ROFR Unit Prices at which such Eligible Limited Partners may purchase such Class B Common Units.  Each Eligible Limited Partner shall then have the right, exercisable upon written notice to Premier at least 20 Business Days (or 45 Business Days in conjunction with a Company-Directed Offering) prior to the Quarterly Exchange Date, to purchase such Eligible Limited Partner’s Pro Rata Share of the

Class B Common Units subject to the Exchange Notice at the ROFR Unit Prices set forth in the Limited Partners’ Notice.  Class B Common Units purchased by a Limited Partner pursuant to the right of first refusal set forth in this Section 2.2 will not be eligible for Exchange until the first Quarterly Exchange Date following such purchase.

(b)           In the event that not all of the Eligible Limited Partners elect to purchase their full Pro Rata Shares of the Class B Common Units available pursuant to their rights under Section 2.2(a) above within the time period set forth therein, then Premier shall promptly give written notice (the “Undersubscription Notice”) at least 15 Business Days (or 35 Business Days in conjunction with a Company-Directed Offering) prior to the Quarterly Exchange Date to each of the Limited Partners that have elected to purchase all of their Pro Rata Shares in accordance with this section (the “Participating Limited Partners”), which Undersubscription Notice shall set forth the Class B Common Units not purchased by the other Limited Partners (the “Unsubscribed Units”) and shall offer such Participating Limited Partners the right to acquire such Unsubscribed Units. Each Participating Limited Partner shall notify Premier at least 5 Business Days (or 30 Business Days in conjunction with a Company-Directed Offering) prior to the Quarterly Exchange Date if it elects to purchase Unsubscribed Units at the same ROFR Unit Prices set forth in the Limited Partners’ Notice and indicating the maximum number of Unsubscribed Units that such Participating Limited Partner will purchase in the event that any other Participating Limited Partner elects not to purchase its Pro Rata Share of the Unsubscribed Units.  Each Participating Limited Partner shall be entitled to purchase at least such Participating Limited Partner’s Pro Rata Share of Unsubscribed Units and, thereafter, any remaining Unsubscribed Units available to be purchased shall be allocated equitably among the Participating Limited Partners that elected to purchase Unsubscribed Units beyond their full Pro Rata Share, as determined by Premier in its reasonable discretion.

(c)           The parties acknowledge and agree that Premier may exercise reasonable discretion with respect to the allocation of Class B Common Units subject to an Exchange Notice among the Participating Limited Partners in general and, in particular, when accommodating Retraction Notices (as such term is defined below) or allocating Class B Common Units with varying ROFR Unit Prices, provided, however, that Premier will use reasonable efforts to allocate Class B Common Units of each ROFR Unit Price to Participating Limited Partners.

(d)           Each Limited Partner beneficially owning the Class B Common Units that are subject to sale pursuant to Section 2.2(a) and Section 2.2(b) (a “Sale”) and the Participating Limited Partners shall execute and deliver to Premier LP, no later than the applicable Quarterly Exchange Date (or 20 Business Days prior to the applicable Quarterly Exchange Date in conjunction with a Company-Directed Offering), a written unit purchase agreement with respect to the Class B Common Units subject to a Sale, in a form reasonably acceptable to Premier LP.  Thereafter, upon delivery by the Participating Limited Partners of the aggregate ROFR Unit Price (payable in cash or immediately available funds to an account designated by the selling Limited Partner) for the Class B Common Units being purchased thereby, Premier LP shall evidence the Sale of such Class B Common Units on the books and records of Premier LP pursuant to the LP Agreement, including updating Exhibit 3.1 thereto with the number of Class B Common Units purchased and the purchase price therefor.

(e)           If the Limited Partners do not elect to purchase all of the Class B Common Units that are the subject of a Limited Partners’ Notice (such unpurchased Class B Common Units referred to as “Unpurchased Units”), then Premier shall give written notice to Premier LP, which shall have the right but not the obligation to purchase all or a portion of the Unpurchased Units at the same ROFR Unit Prices as set forth in the Limited Partners’ Notice.  Premier LP’s purchase right shall be exercised by written notice signed by an officer of Premier LP and delivered to Premier at least 3 Business Days (or 25 Business Days in conjunction with a Company-Directed Offering) prior to the Quarterly Exchange Date.

(f)            Upon delivery to each Limited Partner beneficially owning the Class B Common Units that are subject to redemption pursuant to Section 2.2(e) (a “Redemption”) of a written unit purchase agreement with respect to the Class B Common Units subject to Redemption, in a form reasonably acceptable to Premier LP, and delivery by Premier LP of the aggregate ROFR Unit Price for the respective Class B Common Units being redeemed thereby (in each case, promptly, but no later than the applicable Quarterly Exchange Date), Premier LP shall evidence the Redemption of such Class B Common Units on the books and records of Premier LP pursuant to the LP Agreement, including updating Exhibit 3.1 thereto.  The Unpurchased Units so redeemed shall thereupon be cancelled and cease to be issued and outstanding.

(g)           If the Limited Partners and Premier LP do not elect to purchase any or all of the Class B Common Units that are the subject of an Exchange Notice pursuant to this Section 2.2, then Premier shall notify the Exchanging Limited Partner (the “Option Notice”) at least 3 Business Days (or 25 Business Days in conjunction with a Company-Directed Offering) prior to the Quarterly Exchange Date that the requested Exchange of Class B Common Units (less any Class B Common Units purchased or redeemed pursuant to Sections 2.2(a)-(f) above) is to be consummated and Premier’s intended settlement method; provided, however, that, if Premier does not timely deliver an Option Notice, Premier shall be deemed to have elected to pay the consideration in the Exchange entirely in Class A Common Stock.  The Exchanging Limited Partner (other than a Terminating Limited Partner or a Limited Partner contractually obligated pursuant to Section 2.2(d) to sell Class B Common Units in conjunction with a Sale) may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to Premier at least one Business Day (or 21 Business Days in conjunction with a Company-Directed Offering) prior to the Quarterly Exchange Date.  The timely delivery of a Retraction Notice shall terminate all of the rights and obligations of the Exchanging Limited Partners and Premier under this Agreement arising from the Exchange Notice and the Class B Common Units subject to such retracted Exchange shall remain beneficially owned by such Limited Partner and subject to the terms and conditions of this Agreement.

(h)           Each Exchanging Limited Partner beneficially owning the Class B Common Units that are subject to Exchange pursuant to Section 2.1(a) shall, if requested by Premier, execute and deliver to Premier, on or before the Quarterly Exchange Date, a written assignment with respect to the Class B Common Units subject to an Exchange, in a form reasonably acceptable to Premier.

(i)            To complete an Exchange, Premier shall, promptly after a Limited Partner’s delivery of Class B Common Units to Premier, deliver or cause to be delivered, as applicable (a) to the Exchanging Limited Partner, or to the office of the Transfer Agent, the number of shares of Class A Common Stock issuable upon such Exchange, issued in the name of the Exchanging Limited Partner and (b) to the Exchanging Limited Partner the cash due pursuant to this Agreement.

(j)            Each certificate of Class A Common Stock issued pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(f)            The parties hereto acknowledge and agree that Premier’s determination hereunder of the settlement method (stock, cash or a combination thereof) for the Exchange shall be made by the Audit Committee of Premier.

Section 2.3.           Surrender of Class B Common Stock Upon Exchange or Redemption.  In addition to the Class B Common Units exchanged or redeemed pursuant to this Agreement, an Exchanging Limited Partner or Limited Partner with Class B Common Units that are subject to a Redemption shall surrender or cause to be surrendered to Premier, for no additional consideration, a number of shares of Class B Common Stock equal to the number of Class B Common Units transferred by the Exchanging Limited Partner or subject to the Redemption on such Quarterly Exchange Date, subject to adjustment consistent with Section 2.4.  Class B Common Stock surrendered to Premier pursuant to an Exchange or Redemption shall be cancelled and cease to be issued and outstanding.

Section 2.4.           Adjustments.   The exchange ratios set forth in Sections 2.1(a) and (b) shall be adjusted to reflect: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security or securities or other property, then upon any subsequent Exchange, an Exchanging Limited Partner shall be entitled to receive the amount of such security or securities or other property that such Exchanging Limited Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security or securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. All references to “Units” in this Agreement shall be deemed to include any security, securities or other property of Premier LP which may be issued in respect of, in exchange for or in substitution of Units by reason of any split, distribution, reclassification, reorganization, recapitalization or otherwise.

Section 2.5.           Class A Common Stock to be Issued.  When and if the Class A Common Stock is registered under the Securities Act of 1933, as amended, Premier shall use its reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery on each national securities exchange or inter-dealer quotation system on which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude Premier from satisfying its obligations in respect of the Exchange of the Class B Common Units by delivery of Class A Common Stock which is held in the treasury of Premier.

Section 2.6.           Tax Matters.  The delivery of Class A Common Stock upon Exchange of Class B Common Units shall be made without charge to the Exchanging Limited Partner for any stamp or other similar tax in respect of such issuance.  The parties shall report each Exchange consummated pursuant to this Agreement as a transfer of an interest in Premier LP eligible to give rise to a basis adjustment under sections 732, 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, Premier LP becomes an entity that is disregarded as separate from its owner for tax purposes) or under sections 734(b), 743(b) and 754 of the Code (in situations where, following the Exchange Premier LP remains in existence as an entity for United States federal income tax purposes), and no party shall take a contrary position on any tax return.

Section 2.7.           Consideration for Exchange.  The parties hereto acknowledge and agree that the consideration paid by Premier to the Limited Partners pursuant to the Tax Receivable Agreement shall serve as a portion of the consideration for the Exchanges contemplated hereunder.

Section 2.8.           Limited Partner Representations.  Each Limited Partner that is issued Class A Common Stock pursuant to this Agreement hereby severally represents and warrants, as of each Quarterly Exchange Date upon which such Limited Partner is issued Class A Common Stock, that (a) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (b) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement constitutes a legal, valid and binding obligation of such Limited Partner enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, (d) it is acquiring the Class A Common Stock issued in accordance with this Agreement for its own account with the present intention of holding such Class A Common Stock for purposes of investment, and that it has no intention of selling Class A Common Stock in a public distribution in violation of any federal or state securities laws, (e) it is a sophisticated party for purposes of applicable federal and state securities laws and regulations,

(f) such Limited Partner has knowledge and experience in financial and business matters such that such Limited Partner is capable of evaluating the merits and risks of an investment in Premier, (g) it is able to bear the economic risks of an investment in the Class A Common Stock and could afford a complete loss of such investment, (h) the execution, delivery and performance of this Agreement by such Limited Partner does not and will not conflict with, violate or cause a breach (or an event which with notice or lapse of time or both would become a breach) of any agreement, contract or instrument to which such Limited Partner is subject, give to others any rights of termination, amendment, acceleration or cancellation of any agreement, contract or instrument to which such Limited Partner is subject or result in a violation of any law, rule, regulation, order, judgment or decree to which such Limited Partner is subject and (i) the Class B Common Units surrendered in connection with an Exchange are owned by such Limited Partner free and clear of all liens and encumbrances.

ARTICLE III
GENERAL PROVISIONS

Section 3.1.           Amendment.  The provisions of this Agreement may be amended only by the written consent of each of the parties hereto; provided, however, that each Limited Partner hereby constitutes and appoints Premier, irrevocably as its true and lawful agent and attorney-in-fact, in its name, place and stead to execute and deliver amendments to this Agreement as reasonably required from time to time and consistent with the intent of this Agreement as determined in the good faith reasonable judgment of Premier.

Section 3.2.           Notice.  Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered (a) upon delivery if delivered in person, (b) upon transmission if sent by facsimile, with receipt confirmed by the recipient thereof, (c) one Business Day after deposit with a nationally recognized overnight courier service; provided, that confirmation of such overnight delivery is received by the sender thereof or (d) upon transmission if sent by e-mail, with receipt confirmed by the recipient thereof.  Notices to Premier, Premier LP or any Limited Partner shall be delivered to the respective addresses as set forth below:

If to Premier, to:	Premier, Inc.
13034 Ballantyne Corporate Place
Charlotte, NC 28277
Attention: Chief Financial Officer and General Counsel
Facsimile: (704) 816-6307
Email: craig_mckasson@premierinc.com and Jeffrey_Lemkin2@premierinc.com, respectively

If to Premier LP, to:	Premier Healthcare Alliance, L.P.
c/o Premier, Inc.
13034 Ballantyne Corporate Place
Charlotte, NC 28277
Attention: Chief Financial Officer and General Counsel
Facsimile: (704) 816-6307

Email: craig_mckasson@premierinc.com and Jeffrey_Lemkin2@premierinc.com, respectively

If to any Limited Partner:	The address thereof set forth on the books and records of Premier LP.

Any party hereto may change its address for notices by giving written notice of such party’s new address to the other parties hereto in accordance with this Section 3.2.

Section 3.3.           Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement shall apply to the Units held by the Limited Partners and their permitted transferees (under the LP Agreement) as of the date hereof, as well as any Units hereafter acquired by a Limited Partner and such Limited Partner’s permitted transferees (under the LP Agreement).

Section 3.5.           Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6.           Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.7.           Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8.           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.8.

Section 3.9.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 3.10.        Additional Parties.  Additional persons who acquire Class B Common Units may become parties to this Agreement by executing a joinder hereto substantially in the form attached hereto as Exhibit B.  By virtue of the execution of a joinder to this Agreement, such person shall be deemed a Limited Partner as defined herein and thereupon Schedule I attached hereto shall be automatically amended without further action on the part of any of the parties hereto to reflect that such party is to be considered a Limited Partner as defined herein.

Section 3.11.        Void Date.  If the Effective Date does not occur prior to March 31, 2014, this Agreement shall be null and void and of no further effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Exchange Agreement as of the dates set forth below.

PREMIER, INC.

Date: , 2013	By:
Name: Craig McKasson
Title: Chief Financial Officer

PREMIER PURCHASING PARTNERS, L.P.

Date: , 2013	By:	Premier Plans, LLC, its general partner

By:
Name: Craig McKasson
Title: Chief Financial Officer

LIMITED PARTNERS

[ ]

Date: , 2013	By:
Name:
Title:

Address:

Facsimile:
Email:

Schedule I

Limited Partners

EXHIBIT A

NOTICE OF EXCHANGE

, 20

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, North Carolina  28277

Attention: Chief Financial Officer and General Counsel

Facsimile: (704) 816-6307 and (      )       -          , respectively

Email: craig_mckasson@premierinc.com and

Jeffrey_Lemkin2@premierinc.com, respectively

Reference is hereby made to the Exchange Agreement (the “Exchange Agreement”), among Premier, Inc. (“Premier”), Premier Purchasing Partners, L.P. (“Premier LP”) and the Limited Partners (as defined in the Exchange Agreement), as amended from time to time.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

                             (the “Exchanging Limited Partner”) desires to Exchange the number of Class B Common Units set forth below.

Number of Class B Common Units to be Exchanged:

                          Class B Common Units (“Exchange Units”)

The Exchanging Limited Partner hereby (i) affirms and gives the representations set forth in Section 2.8 of the Exchange Agreement, (ii) gives notice of its desire to Exchange the above-specified number of Exchange Units for Class A Common Stock, cash or a combination of both as set forth in the Exchange Agreement and (iii) irrevocably constitutes and appoints any officer of Premier as its attorney, with full power of substitution, to exchange such Exchange Units on the books of Premier LP for Class A Common Stock on the books of Premier, with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has executed this Notice of Exchange as of the date first set forth above.

[LIMITED PARTNER]

By:
Name:
Title:

EXHIBIT B

JOINDER TO EXCHANGE AGREEMENT

Pursuant to Section 3.10 of the Exchange Agreement (the “Exchange Agreement”) among Premier, Inc., a Delaware corporation (“Premier”), Premier Purchasing Partners, L.P., a California limited partnership (“Premier LP”), the entities listed on Schedule I thereto as amended from time to time (the “Limited Partners”), certain individuals or entities who acquire Class B Common Units (the “Class B Common Units”) of Premier LP may execute this joinder to the Exchange Agreement.  The undersigned is, on the date hereof, acquiring Class B Common Units, and hereby agrees to be a party to and be bound as a “Limited Partner” as defined in the Exchange Agreement and hereby authorizes this joinder to the Exchange Agreement as of the date hereof.

Dated:

AGREED AND ACCEPTED:

[ ]

By:
Name:
Title: